Exhibit 10.6

Sultanate of Oman

Ministry of Tourism

Muscat

Ref: FO/IP/4407/2015

Date: 2 July 2015

Mr. Drohen Francis Joseph

Managing Director

Omagine LLC

PO Box 708, RB: 115

Dear Sir,

Subject: Usufruct Agreement for Government Touristic Land No 1, 74SW quarter, Al Seib state

I am pleased to attach the following documents:

1.	Original Usufruct Agreement for the Government Touristic Land No 1 in the 74SW quarter, located in Al Seib state, with a size of 1,000,000 sqm (one million square meters) after having been approved by the relevant authorities.

2.	Minutes of receiving and handing over the abovementioned land.

We ask you to receive the land and begin procedures for executing the project as per the development agreement entered into with you, keeping in mind that the effective commencement date of the development agreement is 1 July 2015.

Kind regards,

(signed and stamped)

Hilal Bin Ghalib Bin Ali Al Hannai

Green Tourism Advisor

Delegated to oversee the tasks of the Director General of Planning, Follow up, and information

Sultanate of Oman

Ministry of Tourism

Muscat

Minutes of Receipt and Handover

Upon the approval of the Ministry of Tourism to lease the Government Touristic Land No 1 in the 74SW quarter, located in Al Seib state, Muscat, with a size of 1,000,000 sqm (one million square meters), to Omagine LLC, the above-mentioned land has been handed over to the Company on 1 July 2015, and the Usufruct Agreement has been executed with the Company on 1 July 2015.

No.	Name	Signature and stamp
1.	On behalf of Ministry of Tourism Director of PLaning and Development	(signed and stamped)
2.	On behalf of Omagine LLC Mr. Drohen Francis Joseph	(signed and stamped)

This Minutes has been prepared in 2 copies, one copy to be handed over to the Ministry of Tourism and the second copy to Omagine LLC.

Date: 2 July 2015

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